                                                                    EXHIBIT 10.1

                            JPS TEXTILE GROUP, INC.

                            LONG-TERM INCENTIVE PLAN


                               TABLE OF CONTENTS


ARTICLE I - PURPOSE . . . . . . . . . . . . . . . . . . . . . . .        1

ARTICLE II - DEFINITIONS

2.1      Affiliated Employer  . . . . . . . . . . . . . . . . . .        1
2.2      Annual Award . . . . . . . . . . . . . . . . . . . . . .        1
2.3      Award Bank . . . . . . . . . . . . . . . . . . . . . . .        1
2.4      Board  . . . . . . . . . . . . . . . . . . . . . . . . .        1
2.5      Code . . . . . . . . . . . . . . . . . . . . . . . . . .        1
2.6      Committee  . . . . . . . . . . . . . . . . . . . . . . .        1
2.7      Eligible Employee  . . . . . . . . . . . . . . . . . . .        2
2.8      Employer . . . . . . . . . . . . . . . . . . . . . . . .        2
2.9      Net Assets . . . . . . . . . . . . . . . . . . . . . . .        2
2.10     Operating Income . . . . . . . . . . . . . . . . . . . .        2
2.11     Plan . . . . . . . . . . . . . . . . . . . . . . . . . .        2
2.12     Plan Year  . . . . . . . . . . . . . . . . . . . . . . .        2
2.13     RONAE  . . . . . . . . . . . . . . . . . . . . . . . . .        2
2.14     Target RONAE Percentages . . . . . . . . . . . . . . . .        2


ARTICLE III - ADMINISTRATION

3.1      Administration by Committee  . . . . . . . . . . . . . .        2
3.2      Committee to Make Rules and Interpret Plan . . . . . . .        3
3.3      The Committee  . . . . . . . . . . . . . . . . . . . . .        3


ARTICLE IV - ANNUAL AWARDS MADE BY COMMITTEE  . . . . . . . . . .        4


ARTICLE V - ELIGIBILITY OF OFFICERS AND KEY EMPLOYEES . . . . . .        4


ARTICLE VI - DETERMINING ANNUAL AWARDS

6.1      Establishment of Target RONAE Percentages  . . . . . . .        4
6.2      Determination of Annual Award  . . . . . . . . . . . . .        4



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ARTICLE VII - PLAN ACCOUNTING AND PAYMENTS FROM AWARD BANK

7.1      Award Bank Accounting  . . . . . . . . . . . . . . . . .        5
7.2      Payments From Award Bank . . . . . . . . . . . . . . . .        5
7.3      Example of Plan Accounting and Payments  . . . . . . . .        5
7.4      Termination of Eligible Employee's Employment  . . . . .        5

ARTICLE VIII - SALE OF EMPLOYER . . . . . . . . . . . . . . . . .        7

ARTICLE IX - AMENDMENTS AND TERMINATION . . . . . . . . . . . . .        7

ARTICLE X - GENERAL

10.1     Government and Other Regulations . . . . . . . . . . . .        7
10.2     Tax Withholding  . . . . . . . . . . . . . . . . . . . .        7
10.3     Claim to Annual Award of Award Bank  . . . . . . . . . .        7
10.4     Beneficiaries  . . . . . . . . . . . . . . . . . . . . .        7
10.5     Nontransferability . . . . . . . . . . . . . . . . . . .        8
10.6     Indemnification  . . . . . . . . . . . . . . . . . . . .        8
10.7     Reliance on Reports  . . . . . . . . . . . . . . . . . .        8
10.8     Relationship to Other Benefits . . . . . . . . . . . . .        8
10.9     Expenses . . . . . . . . . . . . . . . . . . . . . . . .        8
10.10    Construction . . . . . . . . . . . . . . . . . . . . . .        8
10.11    Misconduct . . . . . . . . . . . . . . . . . . . . . . .        8
10.12    Suspension of Redemptions  . . . . . . . . . . . . . . .        9
10.13    Governing Law  . . . . . . . . . . . . . . . . . . . . .        9

                            JPS TEXTILE GROUP, INC.
                            LONG-TERM INCENTIVE PLAN


                                   ARTICLE I
                                    PURPOSE

         This Plan is effective November 1, 1994. The purpose of this Long-Term Incentive Plan is to provide a means through which JPS Textile Group, Inc. a Delaware corporation, and its participating Affiliated Employers may attract able key personnel to enter and remain in their employ and to provide a means whereby those key personnel upon whom the responsibilities of the successful administration and management of the Employer rest, and whose present and potential contributions to the welfare of the Employer are of importance, will acquire and maintain a long-term interest in their employment relationship with the Employer, thereby strengthening their commitment to the welfare of the Employer and their desire to remain in its employ.

         A further purpose of the Plan is to provide such key employees with additional incentive and reward opportunities designed to enhance the profitable growth of the Employer. So that the appropriate incentive can be provided, the Plan provides for granting Annual Awards to be paid out over a period of years, subject to certain conditions herein set forth.


                                   ARTICLE II
                                  DEFINITIONS

2.1 "AFFILIATED EMPLOYER" shall mean any corporation which is or has been a member of a controlled group of corporations (as defined in Code
         Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is or has been under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is or has been a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity which is or has been required to be aggregated with the Employer pursuant to regulations under Code Section 414(o).

2.2 "ANNUAL AWARD" shall mean the dollar amount of incentive compensation determined for an Eligible Employee pursuant to Article VI. An Annual Award may be a negative dollar amount.

2.3 "AWARD BANK" shall mean the sum total of all Annual Awards made to an Eligible Employee less the sum total of all disbursements made from the Award Bank.

2.4      "BOARD" means the Board of Directors of the Employer.

2.5 "CODE" means the Internal Revenue Code of 1986. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

2.6 "COMMITTEE" means the Committee appointed by the Board to administer the Plan in accordance with Article III and other provisions of this Plan.

2.7 "ELIGIBLE EMPLOYEE" means any person regularly employed by the Employer or an Affiliated Employer on a full-time salaried basis who satisfies all of the requirements of Article V.

2.8 "EMPLOYER" means JPS Textile Group, Inc. and Affiliated Employers that, with the proper authority of JPS Textile Group, Inc., adopt this Plan.

2.9 "NET ASSETS" means the average net assets, minus average current liabilities plus average the accrued interest expense, and plus the average current portion of long term debt. In addition, for Eligible Employees of JPS Elastomerics Corp., an Affiliated Employer, the average current portion of charges for defective product liability shall be added back to determine Net Assets. Further, the averages used to determine Net Assets shall be determined separately for JPS Textile Group, Inc. and any Affiliated Employer and separately applied for purposes of determining the Annual Award of an Eligible Employee employed by JPS Textile Group, Inc. or the Affiliated Employer. The averages of the financial data used in determining the Net Assets of JPS Textile Group, Inc. or an Affiliated Employer shall be determined by adding the beginning balances and the balances at the end of each month during the Plan Year and dividing by thirteen. The Committee, in its sole and absolute discretion, may include or exclude any item of asset or liability in determining Net Assets for a Plan Year.

2.10 "OPERATING INCOME" means net income before income taxes and interest, plus any incentive award expense, plus any losses on the disposal of fixed assets, and minus any gains on the disposal of fixed assets.
         The Operating Income shall be determined separately for JPS Textile Group, Inc. and any Affiliated Employer and separately applied for purposes of determining the Annual Award of an Eligible Employee employed by JPS Textile Group, Inc. or the Affiliated Employer. The Committee, in its sole and absolute discretion, may include or exclude any item of income or expense in determining Operating Income for a Plan Year.

2.11     "PLAN" means the JPS Textile Group, Inc. Long-Term Incentive Plan.

2.12     "PLAN YEAR" means the period from November 1 through October 31.

2.13 "RONAE" means Operating Income for the Plan Year divided by Net Assets determined for the Plan Year. RONAE shall be determined separately for JPS Textile Group, Inc. and any Affiliated Employer.

2.14 "TARGET RONAE PERCENTAGES" means the percentages of RONAE established for JPS Textile Group, Inc. and each Affiliated Employer under Section
         6.1 of the Plan.


                                  ARTICLE III
                                 ADMINISTRATION

3.1 ADMINISTRATION BY COMMITTEE. The Committee shall administer the Plan. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

         Subject to the provisions of the Plan, the Committee shall have exclusive power to:

         a. Recommend for Board approval the employees to participate in the Plan;

         b. Determine each Plan Year the method for determining the Annual Award made to each employee selected;

         c.    Determine the time or times when the Annual Award will be made;
               and

         d. Determine the conditions (including performance requirements) to which the payment of Annual Awards may be subject.

3.2 COMMITTEE TO MAKE RULES AND INTERPRET PLAN. The Committee shall have the authority and maximum legal discretion, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee shall have the maximum legal discretion to interpret the Plan or any Annual Award made pursuant thereto. All decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Committee.

3.3      THE COMMITTEE.

         (a) GENERAL. The Committee shall be generally responsible for all duties associated with the administration and operation of the Plan.

         (b) MEMBERSHIP: APPOINTMENT, REMOVAL, AND RESIGNATION. The Employer shall, from time to time, designate members of the Committee by duly adopted resolution of the Board. The Committee shall consist of such number of individuals as may be determined by the Employer. Each person named as a member of the Committee shall acknowledge acceptance of such responsibilities in writing. The members of the Committee shall be selected by the Board and shall remain in office at the will of the Employer and may be removed at any time, with or without cause, by the Board. Such removal shall be effective upon the delivery of written notice thereof to the member of the Committee being removed, or at such later time as may be designated in the notice; a copy of such notice shall be delivered simultaneously therewith or as soon as practicable thereafter to the other members of the Committee. Any member of the Committee may resign at any time by giving written notice of their resignation to the Employer. Such resignation shall be effective upon delivery of such written notice, or at such later time as may be designated in the notice of resignation; a copy of such notice shall be delivered simultaneously therewith or as soon as practicable thereafter to the other members of the Committee. The Employer shall appoint a successor member when there are less than two members of the Committee from any cause.

         (c) ADMINISTRATIVE RULES. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions and other actions of the Committee shall be by vote of a majority of the members of the Committee present at a meeting (conference telephone call in which all comments can be heard by all parties shall constitute presence) and entitled to vote or by unanimous written consent if action is taken without a meeting. The Committee shall elect one of its members to act as its chairman, may elect one of its members to act as its vice chairman, may appoint a secretary who need not be a member of the Committee, and shall designate the person or persons who shall be authorized to sign for the Committee. The Committee shall have the power to adopt bylaws or other administrative rules consistent with the foregoing, including bylaws or rules for the time and place of its meetings, the notice to be given of such meetings, the procedures to be followed in taking action by unanimous consent without a meeting, and all similar matters governing the conduct of the Committee's business.


                                   ARTICLE IV
                        ANNUAL AWARDS MADE BY COMMITTEE

         The Committee may, from time to time, make an Annual Award to one or more employees determined by it to be eligible for participation in the Plan, in accordance with the provisions of this Plan.


                                   ARTICLE V
                   ELIGIBILITY OF OFFICERS AND KEY EMPLOYEES

         Officers and key employees of the Employer (including officers or employees who are members of the Board, but excluding directors who are not officers or employees) who, in the opinion of the Committee, are mainly responsible for the continued growth and development and financial success of the business of the Employer shall be eligible for Annual Awards under the Plan. Subject to the provisions of the Plan, the Committee shall, from time to time, select from such eligible persons those to whom Annual Awards shall be made and determine the method for determining the amount of the Annual Awards to be made.

                                   ARTICLE VI
                           DETERMINING ANNUAL AWARDS

6.1 ESTABLISHMENT OF TARGET RONAE PERCENTAGES. For each Plan Year, the Committee will establish Target RONAE Percentages for the Employer and participating Affiliated Employers to be approved by the Board. The Target RONAE Percentages established by the Committee and approved by the Board will be communicated each Plan Year to Eligible Employees. The Target RONAE Percentages will be established on a rolling 3-year basis, with the Target RONAE Percentages for the two Plan Years following the then current Plan Year subject to change by the Board as circumstances require.

6.2 DETERMINATION OF ANNUAL AWARD. Each Eligible Employee shall be assigned a target percentage of his or her salary in effect on the first day of the Plan Year. The Annual Award will be made to the Eligible Employee based upon the relationship between the Eligible Employee's target percentage and the Employer's financial performance for the Plan Year. The calculation will be performed in a manner similar to the calculation of annual performance bonuses under the Management Incentive Bonus Plan. However, the Annual Award may be a positive or negative dollar amount. A positive Annual Award will increase an Eligible Employee's Award Bank balance and a negative Annual Award will reduce an Eligible Employee's Award Bank balance.

                                  ARTICLE VII
                  PLAN ACCOUNTING AND PAYMENT FROM AWARD BANK

7.1 AWARD BANK ACCOUNTING. As soon as administratively feasible after the end of each Plan Year, the Annual Awards made to each Eligible Employee shall be added to or subtracted from his Award Bank. In no event will an Eligible Employee's Award Bank balance be less than zero. There will be no interest earned on an Eligible Employee's Award Bank because the Award Bank balance is an accounting balance only and does not represent assets maintained under this Plan.

7.2 PAYMENTS FROM AWARD BANK. Each Plan Year after the first Plan Year, payments from an Eligible Employee's Award Bank will be made after the addition or subtraction of the prior Plan Year's Annual Award in
         Section 7.1. Following a transition period of the first three Plan Years, an Eligible Employee's Award Bank will be paid out in increments of one-third of the Eligible Employee's Award Bank. The payments from the Award Bank over the first three Plan Years will be paid in the following percentages of the Eligible Employee's Award
         Bank:

               Plan Year Ended 10/31/95             0%
               Plan Year Ended 10/31/96            33%
               Plan Year Ended 10/31/97            50%
               Plan Years Thereafter               33%

7.3 EXAMPLE OF PLAN ACCOUNTING AND PAYMENTS. For example, the Award Bank for an Eligible Employee who receives a $100 Annual Award over the first seven Plan Years will be accounted for as follows:


        YEAR                              1        2        3        4        5        6       7
        ----                            -----   ------   ------   ------   ------   ------   ------
        Beg. Award Bank Bal.            $   0   $  100   $  133   $  116   $  145   $   64   $  110
        Annual Award                      100      100      100      100     <50>      100      100
                                        -----   ------   ------   ------   ------   ------   ------
        Award Bank Bal. Before            100      200      233      216       95      164      210
          Plan Payments                     0     <67>    <117>     <71>     <31>     <54>     <69>
        (Payment Percentage)             (0%)    (33%)    (50%)    (33%)    (33%)    (33%)    (33%)
                                        -----   ------   ------   ------   ------   ------   ------
        End. Award Bank Bal.            $ 100   $  133   $  116   $  145   $   64   $  110   $  141
                                        =====   ======   ======   ======   ======   ======   ======

7.4 TERMINATION OF ELIGIBLE EMPLOYEE'S EMPLOYMENT. In the event the Eligible Employee's employment is terminated during the period an Eligible Employee has an Award Bank balance, the following rules shall apply:

         a. VOLUNTARY TERMINATIONS AND FOR CAUSE TERMINATION. In the event an Eligible Employee voluntarily terminates his employment prior to retirement, death, or disability or the Eligible Employee's employment is terminated by the Employer or an Affiliated Employer for cause, all rights to any unpaid balance from his Award Bank shall be immediately forfeited. The Employer or Affiliated Employer shall have complete discretion to determine whether an Eligible Employee's termination of employment was "for cause". For the purposes hereof, the term "for cause" shall mean any of the following:

                 (i) Failure to perform any material obligations of employment which the Eligible Employee shall have failed to cure within ten (10) days after receiving written notice thereof from the Employer; or

                 (ii) The Employer shall reasonably believe that the Eligible Employee has committed an act of fraud, embezzlement, theft, or dishonesty against the Employer; or

                 (iii) The Eligible Employee shall have been convicted of (or plead nolo contendere to) any felony or any misdemeanor involving moral turpitude or which might, in the reasonable opinion of the Employer, cause embarrassment to the Employer.

         b. INVOLUNTARY TERMINATION NOT FOR CAUSE. In the event an eligible Employee's employment is involuntarily terminated other than for cause under Section 7.4 a. above, the Eligible Employee will be paid amounts from his award bank under the same terms and conditions as applicable to Eligible Employees who are actively employed; provided, however, the Committee shall have the complete discretion to accelerate payments of amounts remaining in the Eligible Employee's award Bank. The payout of an Eligible Employee whose employment is involuntarily terminated not for cause shall be adjusted pro-rata to reflect the partial year of participation for the year during which such involuntary termination occurs.

         c. RETIREMENT. An Eligible Employee shall be paid his or her Award Bank balance upon retirement from the Employer or an Affiliated Employer if all of the following conditions are met:

                 (i) The Eligible Employee is also eligible for and retires under the Retirement Pension Plan for Employees of JPS Textile Group, Inc.

                 (ii) The Eligible Employee provides the Employer or Affiliated Employer with six months advance written notice of his or her intention to retire.

                 (iii) The Eligible Employee executes a covenant not to compete substantially in the form attached as Exhibit A which is incorporated herein by reference.

                 An Eligible Employee who retires from employment without meeting the above requirements shall immediately forfeit his or her unpaid Award Bank balance. The payout of an Eligible Employee who retires and meets the above requirements shall be adjusted pro-rata to reflect the partial year of participation for the year during which the Eligible Employee's retirement occurs. Any payment under this Section 7.4 b shall be in a single lump sum as soon as reasonably possible after the end of the Plan Year during which the retirement occurs.

         d. DISABILITY. In the event an Eligible Employee becomes disabled, the Eligible Employee will be paid amounts from his Award Bank under the same terms and conditions as applicable to Eligible Employees who are actively employed; provided, however the Committee shall have the complete discretion to accelerate payments of amounts remaining in the Eligible Employee's Award Bank. The payout of an Eligible Employee who becomes disabled shall be adjusted pro-rata to reflect the partial year of participation for the year during which the Eligible Employee's disability occurs.

         e. DEATH. In the event of the death of the Eligible Employee, the Eligible Employee's beneficiary will be paid, in a lump sum, the amount to the credit of the then deceased Eligible Employee. The payout of an Eligible Employee who dies shall be adjusted pro-rata to reflect the partial year of participation for the year of the Eligible Employee's death.


                                  ARTICLE VIII
                                SALE OF EMPLOYER

         In the event of the sale or transfer of more than 50% of the issued and outstanding shares of stock of the JPS Textile Group, Inc. or in the event of the sale or transfer of substantially all the assets of JPS Textile Group, Inc., the entire Award Bank balance of each Eligible Employee shall be paid as soon as reasonably possible after such sale or transfer. Such payout shall be adjusted pro-rata to reflect the partial year of participation for the year during which such sale or transfer occurs.


                                   ARTICLE IX
                           AMENDMENTS AND TERMINATION

         The Board may, by majority vote, at any time terminate the Plan. Upon such termination, the Award Bank balance of each Eligible Employee shall be paid out in a single lump sum as soon as administratively feasible following such termination. The Board may at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part. In addition, the Plan Committee may, with the express written consent of an individual Eligible Employee, cancel or reduce or otherwise alter the Eligible Employee's outstanding Annual Award or Award Account thereunder if, in his judgment, the tax, accounting, or other effects of the Plan or potential payments thereunder would not be in the best interest of the Eligible Employee or the Employer.


                                   ARTICLE X
                                    GENERAL

10.1 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Employer to make Annual Awards shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required.

10.2 TAX WITHHOLDING. The Employer and any Affiliated Employer, as appropriate, shall deduct from all amounts paid from this Plan any federal, state, or local taxes as required by law to be withheld with respect to such payments.

10.3 CLAIM TO ANNUAL AWARD AND EMPLOYMENT RIGHTS. No employee or other person shall have any claim or right to be granted an Annual Award under the Plan. Neither this Plan, nor any action taken hereunder, shall be construed as giving any employee any right to be retained in the employ of the Employer or any Affiliated Employer.

10.4 BENEFICIARIES. Any payment pursuant to an Annual Award due under this Plan to a deceased participant shall be paid to the Beneficiary designated by the participant and filed with the Committee on the form attached as Exhibit B. If no such beneficiary has been designated or survives the participant, payment shall be made to the participant's legal representative. A beneficiary designation may be changed or revoked by a participant at any time provided the change or revocation is filed with the Committee.

10.5 NONTRANSFERABILITY. A person's rights and interests under the Plan, including amounts payable, may not be assigned, pledged, or transferred, except in the event of an employee's death to a designated beneficiary as provided in the Plan, or in the absence of such designation, by will or the laws of descent and distribution.

10.6 INDEMNIFICATION. Each person who is or was a member of the Committee shall be indemnified and held harmless by the Employer against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him in satisfaction of judgment in any such action, suit, or proceeding against him. He shall give the Employer an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Employer's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Employer may have to indemnify them or hold them harmless.

10.7 RELIANCE ON REPORTS. Each member of the Committee shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Employer and any Affiliated Employer and upon any other information furnished in connection with the Plan by any person or persons other than himself. In no event shall any person who is or has been a member of the Committee be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

10.8 RELATIONSHIP TO OTHER BENEFITS. No payment under this Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance, or other benefit plan of the Employer or any Affiliated Employer unless the type of payments made under this Plan are specifically taken into account under the terms of such other plan.

10.9 EXPENSES. The expenses of administering the Plan shall be paid by the Employer or an Affiliated Employer.

10.10 CONSTRUCTION. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of sections of the Plan are for convenience of reference only; and in the event of any conflict, the text of the Plan, rather than such titles or heading, shall control.

10.11 MISCONDUCT. In the event that an executive has (a) used for profit or disclosed to an unauthorized person confidential information or trade secrets of the Employer or any Affiliated Employer; (b) breached any contract with or violated any fiduciary obligation of the Employer or any Affiliated Employer; or (c) engaged in unlawful trading in the securities of the Employer or an Affiliated Employer based on information gained as a result of that executive's employment with the Employer or any Affiliated Employer and has been dismissed for just cause therefore, then the executive shall forfeit all rights to any Annual Awards made under the Plan and all of that executive's outstanding Award Account shall automatically terminate and lapse unless the Committee shall determine otherwise.

10.12 SUSPENSION OF REDEMPTIONS. The Committee shall have the right and complete discretion to temporarily suspend the payments under the Plan, but in no event shall such temporary suspension exceed 24 calendar months.

10.13 GOVERNING LAW. The Plan shall be construed, administered, and governed in all respects under and by the laws of the State of South Carolina.


                                         JPS TEXTILE GROUP, INC.
WITNESS:

                                         By:
------------------------------              ---------------------------------

                                         Title:
------------------------------                 ------------------------------

                                   EXHIBIT A

                            NONCOMPETITION AGREEMENT

         THIS AGREEMENT made this _____ day of _______________, 199__, by and between ___________________________ ("Employee) and __________________________
a Corporation organized under the laws of the State of _______________________ ("Company").

                                    RECITALS

         WHEREAS, Employee is a participant in the JPS Textile Group, Inc. Long-Term Incentive Plan ("Plan"), which Plan is incorporated herein by reference;

         WHEREAS, Employee desires to enter into this Agreement in order to be eligible for a payout from the Plan upon retirement;

         WHEREAS, the payment of a benefit upon retirement under Section 7.4 c. of the Plan is contingent upon Employee's agreement to the terms of this Agreement;

         WHEREAS, the Company has established a valuable and extensive reputation, manufacturing processes, customer lists and other information of which, by virtue of Employee's employment with the Company, Employee has full knowledge;

         WHEREAS, the Company has a necessary and legitimate business interest in protecting such information from disclosure to third parties which disclosure may damage the business of the Company;

         WHEREAS, Employee recognizes that the benefits payable under the Plan are in part being paid as consideration for this Agreement;

         NOW, THEREFORE, for the reasons and consideration stated above and for other good and valuable consideration stated herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. NONCOMPETITION. During Employee's employment with the Company and for one year beginning on the date of Employee's retirement, Employee agrees that Employee shall not, without the prior written approval of the Company, directly or indirectly through any other person, firm or corporation,
(i) engage or participate in or become employed by or render advisory or other services to or for any person, firm or corporation, or in connection with any business enterprise, which is, directly or indirectly, in competition with any of the business operations or activities of the Company, (ii) hire, solicit, raid, entice or induce any person or organization who on the date of termination of employment is, or within the last six (6) months of my employment was a customer of the Company, to become a customer of any person, firm or corporation, and Employee shall not approach any such customer for such purpose or knowingly approve the taking of such actions by other persons, or
(iii) solicit, raid, entice or induce any such person who on the date of termination of my employment is, or within the last six (6) months of my employment by the Company was, an employee of the Company, to become employed by any person, firm or corporation, and Employee shall not approach any such employee for such purpose or authorize or knowingly approve the taking of such actions by any other person; provided, however, that Employee shall not be bound by the restrictions contained in clause (i) of this Paragraph 1 if the Company terminates my employment other than for "cause" (as defined in Section
7.4 a. of the Plan). For the purposes hereof, a person, firm, corporation or other business enterprise shall be deemed to be in competition with the Company if it is a textile manufacturer or seller which sells or manufacturers, as the case may be, products of the kind manufactured and sold by the Company, within any geographic area in which the Company operates or sells its products. The parties to this Agreement agree that the above limitations are reasonable given Employee's responsibilities with the Company and the geographic scope of the Company's customer base and product distribution.

         2. CONSIDERATION. In return for such noncompetition agreement, Company agrees to pay Employee the balance in his Award Bank under the Plan.

         3. MERGER. This Agreement and the Plan constitute the entire understanding of the parties hereto with regard to the subject matter addressed herein and all prior agreements and negotiations, both oral and written are merged herein.

         4. REMEDIES. In addition to all other remedies available at law or in equity, in the event of a breach of this Agreement, Company may terminate the compensation and benefits otherwise payable to Employee under the Plan. Company will have all other rights and remedies available under the Plan.

         5. ENFORCEMENT. If any provision or provisions of this Agreement are found by a court of competent jurisdiction to be overbroad or unlawful in any respect, Employee and the Company desire that such provision or provisions be amended by the court in order to meet legal requirements. If the court should decline to make the necessary amendments, it is the desire of Employee and the Company that the offending provision or provisions be excised from the Agreement and that the remaining provisions continue in full force and effect.

         6. ATTORNEYS' FEES. In the event that any action is filed in relation to this Agreement, the unsuccessful party in the action shall pay to the successful party, in addition to all of the sums that either party may be called upon to pay, a reasonable sum for the successful party's attorneys' fees.

         7. BONDING REQUIREMENTS. Employee excuses the Company from any bonding requirements should the Company seek injunctive relief to enforce any provision of this Agreement.

         8. CHOICE OF LAW. This Agreement shall be governed by and construed according to the laws of the State of New York.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                      EMPLOYER:


                                      -----------------------------
WITNESS:

                                      By:
-----------------------------            --------------------------

                                              President


WITNESS:                              Employee:


-----------------------------         -----------------------------